CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
                               EXHIBIT 10(s)
                         1992 STOCK INCENTIVE PLAN
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1.  OBJECTIVES.  The Cummins Engine Company, Inc. 1992 Stock Incentive
    Plan (the "Plan") is designed to retain and motivate executives and other selected employees. These objectives are accomplished by making incentive awards of the Company's stock under the Plan thereby providing participants with a proprietary interest in the growth and performance of the Company.

2.  DEFINITIONS:

    (a) "Award" -- The grant of any form of stock option, stock appreciation right or stock award whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    (b) "Award Agreement" -- An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

    (c)  "Board" -- The Board of Directors of the Company.

    (d)  "Change of Control" -- The occurrence of any of the following:
         (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (iv) at any time during a period of two consecutive years, individuals who, at the beginning of such period constituted the Board, shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

    (e) "Common Stock" -- Authorized and issued or unissued Common Stock, par value $2.50 per share, of the Company.

    (f) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

    (g) "Committee" -- The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and shall initially consist of not less than three members of the Board, each of whom is ineligible to receive Awards, shall have been so ineligible for at least one year prior to serving on the Committee and shall satisfy the requirements to be a disinterested person contained in Rule 16b-3(1)(2)(i).

    (h) "Company" -- Cummins Engine Company, Inc. and its subsidiaries, including subsidiaries of subsidiaries.

    (i) "Fair Market Value" -- The average of the high and low prices of the Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Stock were made on said Exchange on that date, the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange.

    (j) "Participant" -- An employee of the Company to whom an Award has been made under the Plan.

3. ELIGIBILITY. Employees of the Company eligible for an Award under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company, can have a significant effect on the success of the Company.

4. STOCK AVAILABLE FOR AWARDS. Up to 1.0% of the outstanding Common Stock as determined on December 31 of the preceding year shall be available for Awards granted wholly or partly in stock during each calendar year in which the Plan is in effect. For purposes of Awards made during 1992, 17,200,000 shares shall be deemed to have been outstanding as of December 31, 1991. From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited (provided that the participant received no benefits of ownership such as dividends from the forfeited shares), terminated or expire unexercised, or related to options or stock appreciation rights settled in cash in lieu of stock, shall again become available for Awards. Any Common Stock that so becomes available, as well as any unused portion of the percentage limit for any calendar year, shall be carried forward and be available for Awards in succeeding calendar years.

5. ADMINISTRATION. The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan, to grant waivers of Plan restrictions, including waivers of restrictions on exercise of outstanding stock options and appreciation rights, waivers of vesting requirements and acceleration of Award payments, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.
    These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws or other countries in which the Company may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive advantages and benefits under the Plan and such laws.

6. AWARDS. The Committee shall determine the type or types of Award(s) to be made to each participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 6. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity. On such terms and conditions as shall be approved by the Committee, the Company or any of its subsidiaries may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such persons to acquire shares of Common Stock acquired upon the exercise of options.

    (a) Stock Option -- A grant of a right to purchase a specified number of shares of Common Stock at not less than 100% of Fair Market Value on the date of grant during a specified period as determined by the Committee. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that (i) to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as may be required by the Code), such option shall not be treated as an ISO and (ii) the option shall be exercisable for a period of not more than ten years from the date of grant.

    (b) Stock Appreciation Right -- A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be not less than Fair Market Value.

    (c) Stock Award -- An Award made in Common Stock or denominated in units of Common Stock. All or part of any Common Stock award may be subject to conditions established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

7. PAYMENT OF AWARDS. Award payments made in the form of Common Stock may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. When transfer of Common Stock is so restricted or subject to forfeiture provisions, it is referred to as "Restricted Stock". Further, with Committee approval, payments may be deferred, either in the form of installments or a future single payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment be forfeited in accordance with the provisions of Section 12. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

8. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards and may impose such conditions on the use of Common Stock or other
    Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

9. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and to retain at the time of delivery or vesting of shares under the Plan, an appropriate number of shares of Common Stock in value sufficient to cover the payment of any taxes required by law to be withheld or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that a Participant shall have the option to provide the Company with the funds to enable it to pay such taxes. Notwithstanding the preceding sentence, if the participant is subject to Section 16 of the Exchange Act, the Participant must affirmatively elect whether he wishes to (i) have the Company retain shares of Common Stock,
    (ii) provide the Company with other funds or (iii) have the Company deduct amounts from other compensation due him in order to satisfy the tax withholding requirements arising under an Award. Such election shall either (a) be an irrevocable election made after the date shareholder approval of the Plan is obtained and at least six months prior to the date on which the amount of the taxes to be withheld is determined or (b) take effect (or with respect to elections made prior to September 1, 1993, be made) during the ten-business day "window period" beginning on the third business day following the date on which the Company releases for publication its annual or quarterly financial statements and ending on the twelfth business day following the date of release thereof. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the amount of the taxes to be withheld is determined.

10. AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THE PLAN. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to (i) increase the maximum number of shares of Common Stock that may be awarded under the Plan in any calendar year, taking into consideration any carryover of shares from prior years (except for adjustments pursuant to Section 14 of the Plan), (ii) decrease the option price, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) withdraw administration of the Plan from the Committee or (v) extend the period during which Awards may be granted.

11. TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 11, all unexercised, deferred and unpaid Awards shall be canceled immediately unless the Award Agreement provides otherwise.

    (a) Retirement Under a Company Retirement Plan. When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any Award may be accelerated.

    (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 12 or at such time as the Committee shall deem the continuation of all or any part of the Participant's Awards are not in the Company's best interests.

     (c)  Death or Disability of a Participant

         (i) In the event of a Participant's death, the participant's estate or beneficiaries shall have the period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the participant under such terms as may be specified in the applicable Award Agreement.

        (ii) In the event a Participant is deemed by the Company to be disabled and eligible for benefits pursuant to the terms of the Company's Long-Term Disability Plan, any successor plan, or similar plan of another employer, Awards and rights to any Awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

       (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a single sum to the Participant, the Participant's estate, beneficiaries or representative -- notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

12. CANCELLATION AND RESCISSION OF AWARDS. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid or deferred Award at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan and with the condition that the Participant (whether or not an employee of the Company at the time) shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

13.  NONASSIGNABILITY.

     (a) Except pursuant to paragraph (c) of Section 11, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

14. ADJUSTMENTS. In the event of any change in the Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, split-up, spin-off, dividend other than a regular quarterly cash dividend, separation, reorganization, liquidation, merger, consolidation or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, and (ii) covered by outstanding Awards; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any of the changes described in the first sentence of this Section 14, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

15. CHANGE OF CONTROL. In order to maintain the Participants' rights in the event of a Change of Control, the Committee, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of, a Change of Control:

     (a) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such awards may be exercised or realized in full on or before a date fixed by the Committee;

     (b) provide for the purchase by the Company of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

     (c) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; or

     (d) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

     The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company with respect to changes in control.

16. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of Indiana and construed accordingly.

17. EFFECTIVE AND TERMINATION DATES. The Plan shall become effective on the date of its adoption by the Board and Awards may be made immediately thereafter, but no Stock Award may be paid, Restricted Stock issued (unless containing restrictions requiring cancellation of such Restricted Stock if stockholder approval is not received) or Stock Option exercised under the Plan until it is approved by the holders of a majority of the shares of Common Stock then outstanding. The Plan shall terminate on December 31, 2002, subject to earlier termination by the Board pursuant to Section 10.